UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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FIRST COMMUNITY CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	57-1010751
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

5455 Sunset Blvd.

Lexington, South Carolina 29072

(Address of Principal Executive Offices) (Zip Code)

First Community Corporation 2021 Omnibus Equity Incentive Plan

(Full title of the plan)

Michael C. Crapps

President and Chief Executive Officer

First Community Corporation

5455 Sunset Blvd.

Lexington, South Carolina 29072

(Name and address of agent for service)

(803) 951-2265

(Telephone number, including area code, of agent for service)

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Copies to: John M. Jennings Brittany M. McIntosh Nelson Mullins Riley & Scarborough LLP 2 West Washington Street Suite 400 Greenville, South Carolina 29601 Telephone: (864) 250-2207

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common Stock, par value $1.00 per share	225,000(3)	$20.065	$4,514,625.00	$492.55

(1)	Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high and low prices for First Community Corporation’s common stock on The NASDAQ Capital Market on June 24, 2021, which date is within five business days prior to filing this registration statement.

(2)	Amount of the registration fee was calculated pursuant to Section 6(b) of the Securities Act, and was determined by multiplying the aggregate offering price by 0.0001091.

(3)	Represents shares of common stock issuable under the First Community Corporation 2021 Omnibus Equity Incentive Plan. In addition to such shares, pursuant to Rule 416(a) under the Securities Act, this registration statement covers an undetermined number of shares of common stock of the registrant that may become issuable to prevent dilution from stock splits, stock dividends or similar transactions with respect to the shares registered hereunder.

EXPLANATORY NOTE

The purpose of this Form S-8 Registration Statement is to register an aggregate of 225,000 shares of First Community Corporation, a South Carolina corporation (“we,” “our,” “us,” “Registrant, ” the “Company” or “First Community”), common stock, par value $1.00 per share (the “Common Stock”), that may be offered pursuant to the First Community Corporation 2021 Omnibus Equity Incentive Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in this Part I will be sent or given by the Company to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the U.S. Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference into this registration statement under Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this registration statement. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Any such request should be directed to our Corporate Secretary at the Company’s address at 5455 Sunset Blvd., Lexington, South Carolina 29072. The telephone number for our Corporate Secretary is (803) 951-0500.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), are incorporated by reference herein and in the prospectus constituting a part of this registration statement (in each case excluding any information furnished and not filed according to applicable rules, such as information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

•	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 12, 2021;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 7, 2021;

•	Our Current Reports on Form 8-K filed with the SEC on January 20, 2021, February 18, 2021, March 17, 2021, April 12, 2021, April 21, 2021, May 3, 2021, May 14, 2021, May 20, 2021 and May 20, 2021; and

•	The description of the Company’s Common Stock set forth in our Registration Statement on Form S-4/A (File No. 333-218564) filed with the SEC on July 12, 2017, and any amendment or report filed with the SEC for the purposes of updating such description, including Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 13, 2020.

All documents subsequently filed with the SEC by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The articles of incorporation of First Community contain a conditional provision which, subject to certain exceptions described below, eliminates the liability of a director to the company or its shareholders for monetary damages for a breach of a fiduciary duty. This provision does not eliminate such liability (i) for any breach of the director’s duty of loyalty, (ii) for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and (iii) for any transaction from which the director derives any improper personal benefits.

The bylaws of First Community require the company to indemnify any person who was, is, or is threatened to be made a party in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of service by such person as a director of the company or its subsidiary bank or any other corporation which he served as such at the request of the company. Except as noted in the next paragraph, directors are entitled to be indemnified against judgments, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding. Directors are also entitled to have the company advance any such expenses prior to final disposition of the proceeding, upon delivery of a written affirmation by the director of his good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay the amounts advanced if it is ultimately determined that the standard of conduct has not been met.

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Under the bylaws, First Community shall indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (i) he conducted himself in good faith; (ii) he reasonably believed: (A) in the case of conduct in his official capacity with First Community, that his conduct was in its best interest; and (B) in all other cases, that his conduct was at least not opposed to its best interest; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in the preceding sentence. The determination of whether the director met the standard of conduct described herein shall be made in accordance with Section 33-8-550 of the South Carolina Business Corporation Act of 1988 (“SCBCA”) or any successor provision or provisions. In addition to the bylaws, Section 33-8-520 of the SCBCA requires that a corporation “indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.” The SCBCA also provides that upon application of a director a court may order indemnification if it determines that the director is entitled to such indemnification under the applicable standard of the SCBCA. However, under the articles of incorporation, indemnification will be disallowed if it is established that the director (i) breached his duty of loyalty to First Community, (ii) engaged in intentional misconduct or a knowing violation of law, or (iii) derived an improper personal benefit.

The board of directors also has the authority to extend to officers, employees and agents the same indemnification rights held by directors, subject to all of the accompanying conditions and obligations. The board of directors has extended or intends to extend indemnification rights to all of its executive officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling First Community pursuant to the provisions discussed above, First Community has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits required to be filed as part of this registration statement are listed in the Exhibit Index attached hereto and are incorporated herein by reference.

Item 9. Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on June 27, 2011).
3.2	Articles of Amendment (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on May 23, 2019).
3.3	Amended and Restated Bylaws dated May 21, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on May 22, 2019).
4.1	See Exhibits 3.1, 3.2, and 3.3 for provisions of the Restated Articles of Incorporation, as amended and Bylaws, which define the rights of the shareholders.
4.2	Long-Term Debt: currently no issuance of debt of the registrant exceeds 10% of the assets of the registrant and its subsidiaries on a consolidated basis.

5.1	Opinion of Nelson Mullins Riley & Scarborough LLP.*
10.1	First Community Corporation 2021 Omnibus Equity Incentive Plan*
23.1	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1).*
23.2	Consent of Elliott Davis, LLC, independent registered public accounting firm.*
24.1	Power of Attorney (included on the signature page hereto).*

*Filed herewith

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SIGNATURES

The Registrant: Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, State of South Carolina, on June 30, 2021.

FIRST COMMUNITY CORPORATION

By:	/s/ Michael C. Crapps
Name:	Michael C. Crapps
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael C. Crapps or D. Shawn Jordan with full power of substitution, such person’s true and lawful attorney-in-fact and agent for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to comply with the Securities Act of 1933 and any rules or regulations or requirements of the SEC in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Michael C. Crapps	President and Chief Executive Officer and Director	June 30, 2021
Michael C. Crapps	(Principal Executive Officer)

/s/ D. Shawn Jordan	Chief Financial Officer	June 30, 2021
D. Shawn Jordan	(Principal Financial Officer and Principal Accounting Officer)

/s/ Chimin J. Chao	Chairman of the Board of Directors	June 30, 2021
Chimin J. Chao, Jr.

/s/ Thomas C. Brown	Director	June 30, 2021
Thomas C. Brown

/s/ Ray E. Jones	Director	June 30, 2021
Ray E. Jones

/s/ Jan H. Hollar	Director	June 30, 2021
Jan H. Hollar

/s/ W. James Kitchens, Jr.	Director	June 30, 2021
W. James Kitchens, Jr.

/s/ Mickey E. Layden	Director	June 30, 2021
Mickey E. Layden

/s/ E. Leland Reynolds	Director	June 30, 2021
E. Leland Reynolds

/s/ Alexander Snipe Jr.	Director	June 30, 2021
Alexander Snipe Jr.

/s/ Edward J. Tarver	Director	June 30, 2021
Edward J. Tarver

/s/ Roderick M. Todd Jr.	Director	June 30, 2021
Roderick M. Todd Jr.
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